Exhibit 99.1

FOR IMMEDIATE RELEASE

October 2, 2019

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Announces Date and Time Change for Conference Call to Discuss Third Quarter Earnings

DALLAS, October 2 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) announced today that a conference call to discuss third quarter financial and operational results will now be held on Friday, November 8, at 9 a.m. Central time, which is a change from the previously scheduled time of Wednesday, November 6, at 8 a.m. Central time.

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10134790. Here, they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

EnLink’s third quarter 2019 operations report and earnings press release will also be posted on the Investors page at www.EnLink.com after market close on November 7.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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